EXHIBIT 99.1

                                    CONTACTS:
INVESTOR RELATIONS                                               MEDIA RELATIONS
Dwight Mater                                           Bill Hammons/Scott Redick
ProQuest Company                                The Reynolds Communication Group
(734) 761-4700                                                    (847) 675-8100
dwight.mater@proquest.com                             bhammons@reynoldsgroup.com
                                                       sredick@reynoldsgroup.com

                            PROQUEST COMPANY LAUNCHED

                     FROM BASE OF BELL & Howell E-Businesses

     -- WEBCAST TO UPDATE INVESTORS ON COMPANY'S EVOLUTION, EXPECTATIONS --

ANN ARBOR, MICH., JUNE 5, 2001 --- When the New York Stock Exchange opens tomorrow, ProQuest Company (NYSE:PQE) becomes the new name and new listing for 94-year-old Bell & Howell Company. ProQuest Company is composed of the companies formerly known as Bell & Howell Information and Learning and Bell & Howell Publishing Services and is led by Jim Roemer, who had been Bell & Howell's chairman, president and CEO. Its 2000 sales for continuing operations were $374.3 million.

To create ProQuest Company and focus on e-learning and e-publishing, Bell & Howell has sold or is selling its mail and messaging technologies and imaging businesses.

"We chose ProQuest as the company's new name to capitalize on the strong brand reputation of one of our most popular and powerful brands." Roemer said.

PROQUEST LINKED WITH INNOVATIVE, HIGH QUALITY E-RESOURCES
 "We believe the name ProQuest(R) resonates with customers across all markets we serve. That's because it has been strongly associated with innovative, high-quality electronic resources. Under the ProQuest name, we will continue our commitment to serving the `quest' for valuable information by automotive and powersports dealers and manufacturers, libraries, educational institutions, distance learners and other customers," Roemer said. "And taking full advantage of our technology, content and market expertise,
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PROQUEST COMPANY LAUNCH/PAGE 2

we'll continue to explore extensions and new ventures beyond our traditional businesses."

Since the early 1990s, the name ProQuest has been applied to a suite of electronic databases serving the library and educational community. Today, the ProQuest Web-based online service reaches more than 10 million students through the libraries of North America's 4,000 colleges and universities and handles more than 2.5 million pageviews per day.

Roemer and New York Stock Exchange officials will observe ProQuest Company's launch by ringing the ceremonial bell to close the Big Board at 4:00 p.m. EDT today. Then a webcast to brief investors on the company's evolution from Bell & Howell to ProQuest and to provide an update on the company's performance expectations will start at 4:30 p.m. EDT. It can be accessed at
http://www.proquestcompany.com or http://www.bellhowell.com.
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ABOUT PROQUEST COMPANY
----------------------

ProQuest Company was born of Bell & Howell Company's two highly respected information access businesses. Based in Ann Arbor, Mich., ProQuest Company is a leader in e-learning and e-publishing, with more than 2,400 employees and more than $370 million in sales. For its customers in the academic, library, automotive and powersports industries, the company provides access to a body of content that is unmatched in breadth and depth. For more information, visit http://www.proquestcompany.com
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ABOUT INFORMATION AND LEARNING
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Information and Learning transforms information contained in periodicals, newspapers, dissertations, out-of-print books and other scholarly material into easily accessed answers. The company collects, creates, organizes and distributes information and develops learning products for professors, students and lifelong learners in universities, classrooms, libraries and homes. The company possesses the world's largest commercial archive of content, including 7,000 newspapers and 20,000 periodicals, 1.5 million dissertations and a microfilm vault containing nearly 6 billion pages of information. This information is then made available through subscriptions via the Internet, CD and microform. For more information, call 800-521-0600 (U.S. and Canada) or 734-761-4700, or visit http://www.il.proquest.com.
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ABOUT PUBLISHING SERVICES
-------------------------

Publishing Services provides electronic content and e-commerce applications for dealerships that require immediate access to technical information and diagrams related to parts, service and business operations. Customers include more than 35,000 automotive, motorcycle and marine dealers and more than 30 auto and powersports manufacturers. These services help dealers improve business operations by transforming complex technical and performance measurement data into easily accessed answers. This information in turn helps manufacturers, dealerships or service networks more effectively manage their businesses. For more information, call 800-443-6910, or visit http://www.bellhowell.publishingservices.com.
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